UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         June 7, 2018

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On June 7, 2018 (the “Closing Date”), Las Vegas Sands, LLC (“LVS” or the “Borrower”), a direct, wholly owned subsidiary of Las Vegas Sands Corp. (the "Company"), and certain of the Borrower’s other domestic subsidiaries (the “Guarantors”) entered into an Incremental Assumption Agreement and Sixth Amendment (the “Amendment Agreement”) with the Incremental Term Lenders party thereto and The Bank of Nova Scotia (“Scotiabank”), as Administrative Agent and Collateral Agent relating to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 19, 2013 (as amended previously, the “Existing Credit Agreement” and, as amended by the Amendment Agreement, the “Amended Credit Agreement”), among LVS, as Borrower, the Guarantors, various Lenders, Scotiabank, as Administrative Agent and Collateral Agent, and the other parties thereto. Capitalized terms used herein and not defined herein are defined in the Amended Credit Agreement.

Pursuant to the Amendment Agreement, LVS, among other things, incurred incremental term loans (the “Incremental Term Loans”) in an aggregate amount of $1,350,000,000. The Incremental Term Loans were fully drawn on the Closing Date. The incurrence of the Incremental Term Loans is permitted as incremental term loans under the Amended Credit Agreement and is subject to the terms of the Amended Credit Agreement and to additional terms set forth in the Amendment Agreement. The Incremental Term Loans are pari passu with, and have terms substantially identical to, those terms applicable to the Term B Loans outstanding under the Amended Credit Agreement.

Some of the lenders, agents and arrangers under the Amendment Agreement and Amended Credit Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for the Company and its subsidiaries in the ordinary course of business, for which they have received and will receive customary compensation.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

ITEM 8.01.	Other Events.

In November 2016, the Company's Board of Directors authorized the repurchase of $1.56 billion of its outstanding common stock, which authorization expires in November 2018. In connection with the closing of the Amendment Agreement, the Company’s Board of Directors has authorized increasing the repurchase amount to $2.5 billion and extending the expiration date to November 2, 2020. Repurchases of the Company’s common stock are made at the Company’s discretion in accordance with applicable federal securities laws in the open market or otherwise. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the Company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated June 7, 2018

INDEX TO EXHIBITS

99.1	Press Release, dated June 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2018

LAS VEGAS SANDS CORP.
By:	/S/ PATRICK DUMONT
Name: Patrick Dumont Title: Executive Vice President and Chief Financial Officer